Exhibit 99.1

NEWS RELEASE
ENSCO INTERNATIONAL INCORPORATED

500 North Akard • Suite 4300 • Dallas, Texas 75201-3331 Tel: (214) 397-3000 • Fax: (214) 397-3370 • Web Site: www.enscous.com

ENSCO REPORTS THIRD QUARTER 2004 RESULTS

Dallas, Texas, October 19, 2004 ... ENSCO International Incorporated (NYSE: ESV) reported net income of $25.8 million ($0.17 per diluted share) on revenues of $190.9 million for the three months ended September 30, 2004, compared to net income of $27.8 million ($0.19 per diluted share) on revenues of $197.3 million for the three months ended September 30, 2003. The Company's deepwater semisubmersible rig, ENSCO 7500, experienced lower utilization and day rate in the quarter, which contributed to the quarter over quarter decrease in earnings. Net income for the most recent quarter includes $5.5 million of expense relating to the potential maximum insurance deductible associated with damage sustained by two ENSCO rigs during Hurricane Ivan (as further discussed below). This expense was offset in part by a $3.9 million insurance recovery for loss of revenue and damage to the ENSCO 7500 sustained during the first quarter of 2002 (as previously discussed in the Company's SEC filing on Form 10-Q for the quarter ended June 30, 2004).

ENSCO's net income was $64.3 million ($0.43 per diluted share) on revenues of $558.8 million for the nine months ended September 30, 2004, compared to net income of $81.8 million ($0.55 per diluted share) on revenues of $584.5 million for the nine months ended September 30, 2003.

The average day rate for ENSCO's operating jackup rig fleet was $54,800 for the third quarter of 2004, compared to $48,400 in the prior year quarter. Utilization for the Company's jackup fleet decreased to 82% in the most recent quarter, from 88% in the third quarter of 2003. Excluding rigs in a shipyard for contract preparation, regulatory inspection, repair and enhancement, ENSCO's jackup utilization was 91% in the most recent quarter, compared to 94% in the year earlier period.

Carl Thorne, Chairman and Chief Executive Officer of ENSCO, commented on the Company's outlook and markets: "We are encouraged by stronger global activity levels and day rates. In the third quarter, we realized day rate improvement from year ago levels in all three of our major jackup markets, with a 33% improvement in average day rates for our North America jackups being the most significant. All of our North Sea jackup rigs have returned to service, as has our deepwater semisubmersible rig in the Gulf of Mexico, the ENSCO 7500.

"In September, one of our Gulf of Mexico jackup rigs, ENSCO 64, was severely damaged during Hurricane Ivan. A platform rig, ENSCO 25, also sustained damage during the storm. We are still in the process of assessing the full extent of damage to both rigs. The contract on ENSCO 64 was terminated in mid-September while the contract on ENSCO 25 reverted to a standby rate while repairs are undertaken over the remainder of 2004.

"With regard to our rigs that were recently relocated to Southeast Asia and the Middle East, work continues on ENSCO 67 in Southeast Asia with completion scheduled for the second quarter of 2005. In the Middle East, we are nearing completion of a living-quarters upgrade on ENSCO 88 and the rig will soon commence a contract in Qatar. We expect ENSCO 95 to commence work in the area during December 2004, following completion of enhancement and life extension work.

"We continue enhancement and life extension projects on our Gulf of Mexico fleet, with ENSCO 68 now in a shipyard for a major upgrade with completion anticipated by the end of this month. We will likely defer our previously scheduled major upgrade of ENSCO 87 until we make a final determination regarding the future of ENSCO 64. With regard to more limited shipyard projects, we anticipate that the upgrade of ENSCO 84 will be complete by mid-January. ENSCO 99 is scheduled to enter a shipyard next month for approximately four months of enhancement and life extension work, likely to be followed by ENSCO 89 and ENSCO 86 in 2005.

"Construction of our two new ultra high-specification jackups, ENSCO 106 and ENSCO 107, continues in a Singapore shipyard. We anticipate delivery of ENSCO 106, our 25% owned joint venture rig, by year-end and after commissioning, the rig should be available for work early in the first quarter of 2005. ENSCO 107 is scheduled for delivery in December 2005.

"Despite the impact of Hurricane Ivan, our third quarter results exceeded expectations, and reflect the improvement we anticipated entering the second half of the year. We expect this positive trend to continue into the fourth quarter."

Statements contained in this news release that state the Company's or management's intentions, hopes, beliefs, expectations, anticipations or predictions of the future are forward-looking statements made pursuant to the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include references to any trends in day rates or utilization, future rig utilization and contract commitments, the period of time and number of rigs that will be in a shipyard, and market trends, outlook, or conditions. It is important to note that the Company's actual results could differ materially from those projected in such forward-looking statements. The factors that could cause actual results to differ materially from those in the forward-looking statements include the following: (i) industry conditions and competition, (ii) cyclical nature of the industry, (iii) worldwide expenditures for oil and gas drilling, (iv) operational risks, (v) risks associated with operating in foreign jurisdictions, (vi) renegotiation, nullification, or breach of contracts with customers or other parties, (vii) environmental or other liabilities that may arise in the future which are not covered by insurance or indemnity, (viii) the impact of current and future laws and government regulation, as well as repeal or modification of same, affecting the oil and gas industry in general and the Company's operations in particular, (ix) changes in the dates the Company's rigs undergoing shipyard work or enhancement will enter a shipyard or return to service, (x) the determination whether the ENSCO 64 will be repaired or declared a constructive total loss, (xi) availability of transport vessels to relocate rigs, (xii) political and economic uncertainty, and (xiii) other risks described from time to time in the Company's SEC filings. Copies of such filings may be obtained at no charge by contacting the Company's investor relations department at 214-397-3045 or by referring to the investor relations section of the Company's website at http://www.enscous.com.

All information in this press release is as of October 19, 2004. The Company undertakes no duty to update any forward-looking statement, to conform the statement to actual results, or reflect changes in the Company's expectations.

ENSCO, headquartered in Dallas, Texas, provides contract drilling services to the global petroleum industry.

Contact: Richard LeBlanc 214-397-3011

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ENSCO will conduct a conference call at 10:00 a.m. Central Daylight Time on Tuesday, October 19, 2004, to discuss its third quarter results. The call will be broadcast live over the Internet at www.enscous.com. Interested parties also may listen to the call by dialing 913.981.5542. We recommend that participants call five to ten minutes before the scheduled start time.

A replay of the conference call will be available on ENSCO's web site www.enscous.com, or by phone for 24 hours after the call by dialing 719.457.0820 (access number 861408).

ENSCO INTERNATIONAL INCORPORATED CONDENSED CONSOLIDATED STATEMENT OF INCOME (In millions, except per share data) (Unaudited)

	Three Months Ended				Nine Months Ended
	September 30,				September 30,
	2004		2003		2004		2003

OPERATING REVENUES	$190.9		$197.3		$558.8		$584.5

OPERATING EXPENSES
Contract drilling	105.4		112.8		319.8		331.3
Depreciation and amortization	36.0		32.6		107.6		97.0
General and administrative	6.8		5.2		19.9		15.9

	148.2		150.6		447.3		444.2

OPERATING INCOME	42.7		46.7		111.5		140.3

OTHER INCOME (EXPENSE)
Interest income	0.9		0.9		2.5		2.5
Interest expense, net	(8.7)		(8.9)		(28.4)		(27.2)
Other, net	(1.2)		0.8		0.3		(0.4)

	(9.0)		(7.2)		(25.6)		(25.1)

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	33.7		39.5		85.9		115.2

PROVISION FOR INCOME TAXES	8.0		11.3		20.9		32.9

INCOME FROM CONTINUING OPERATIONS	25.7		28.2		65.0		82.3

DISCONTINUED OPERATIONS	0.1		(0.4)		(0.7)		(0.5)

NET INCOME	$ 25.8		$ 27.8		$ 64.3		$ 81.8

EARNINGS (LOSS) PER SHARE - BASIC
Continuing operations	$ 0.1	7	$ 0.1	9	$ 0.4	3	$ 0.5	5
Discontinued operations	0.0	0	(0.0	0)	(0.0	0)	(0.0	0)

	$ 0.1	7	$ 0.1	9	$ 0.4	3	$ 0.5	5

EARNINGS (LOSS) PER SHARE - DILUTED
Continuing operations	$ 0.1	7	$ 0.1	9	$ 0.4	3	$ 0.5	5
Discontinued operations	0.0	0	(0.0	0)	(0.0	0)	(0.0	0)

	$ 0.1	7	$ 0.1	9	$ 0.4	3	$ 0.5	5

AVERAGE COMMON SHARES OUTSTANDING
Basic	150.8		149.8		150.7		149.5
Diluted	151.0		150.2		150.8		150.0

ENSCO INTERNATIONAL INCORPORATED CONDENSED CONSOLIDATED BALANCE SHEET (In millions)

	September 30,	December 31,
	2004	2003
	(Unaudited)

ASSETS

CURRENT ASSETS
Cash and cash equivalents	$ 280.7	$ 354.0
Accounts receivable, net	151.1	149.4
Prepaid expenses and other	38.0	39.9

Total current assets	469.8	543.3

PROPERTY AND EQUIPMENT, NET	2,401.5	2,217.2

GOODWILL	341.0	342.7

OTHER ASSETS	41.9	79.8

	$3,254.2	$3,183.0

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable and accrued liabilities	$ 172.4	$ 164.4
Current maturities of long-term debt	23.0	23.0

Total current liabilities	195.4	187.4

LONG-TERM DEBT	535.7	549.9

DEFERRED INCOME TAXES	362.5	345.9

OTHER LIABILITIES	17.7	18.7

STOCKHOLDERS' EQUITY	2,142.9	2,081.1

	$3,254.2	$3,183.0

ENSCO INTERNATIONAL INCORPORATED CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS (In millions) (Unaudited)

	Nine Months Ended September 30,
	2004	2003

OPERATING ACTIVITIES
Net income	$ 64.3	$ 81.8
Adjustments to reconcile net income to net cash provided
by operating activities of continuing operations:
Depreciation and amortization	107.6	97.0
Changes in working capital and other	27.7	25.9

Net cash provided by operating activities of continuing operations	199.6	204.7

INVESTING ACTIVITIES
Additions to property and equipment	(247.7)	(141.2)
Net proceeds from sale of discontinued operations	--	78.8
Other	(3.7)	31.1

Net cash used in investing activities of continuing operations	(251.4)	(31.3)

FINANCING ACTIVITIES
Proceeds from long-term borrowings	--	26.7
Reduction of long-term borrowings	(14.5)	(14.5)
Cash dividends paid	(11.3)	(11.3)
Other	6.1	7.0

Net cash provided by (used in) financing activities of continuing operations	(19.7)	7.9

EFFECT OF EXCHANGE RATE FLUCTUATIONS ON CASH AND CASH EQUIVALENTS	(1.9)	0.8

NET CASH PROVIDED BY (USED IN) DISCONTINUED OPERATIONS	0.1	(2.3)

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(73.3)	179.8

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	354.0	147.1

CASH AND CASH EQUIVALENTS, END OF PERIOD	$280.7	$326.9

ENSCO INTERNATIONAL INCORPORATED OPERATING STATISTICS (Unaudited)

			Second
	Third Quarter		Quarter
	2004	2003	2004

Contract drilling
Average day rates
Jackup rigs
North America	$ 43,001	$ 32,355	$ 38,829
Europe/Africa	62,767	61,025	62,131
Asia Pacific	63,355	62,989	61,862
South America/Caribbean	88,791	90,040	89,957

Total jackup rigs	54,751	48,411	51,221
Semisubmersible rig - N. America	86,605	189,433	na
Barge rigs
Asia Pacific	51,777	41,923	47,867
South America/Caribbean	na	42,569	36,268

Total barge rigs	51,777	42,246	40,741
Platform rigs - North America	30,384	25,846	29,475

Total	$ 54,414	$ 50,720	$ 49,911

Utilization
Jackup rigs
North America	83%	85%	86%
Europe/Africa	77%	91%	66%
Asia Pacific	83%	88%	87%
South America/Caribbean	100%	98%	90%

Total jackup rigs	82%	88%	83%
Semisubmersible rig - N. America	36%	95%	0%
Barge rigs
Asia Pacific	100%	100%	100%
South America/Caribbean	0%	17%	27%

Total barge rigs	14%	29%	37%
Platform rigs - North America	33%	67%	33%

Total	70%	79%	72%